Exhibit 99.1

(NYSE: EVA) Enviva Partners, LP Business Overview Last Updated: August 11, 2020

FORWARD-LOOKING AND CAUTIONARY STATEMENTS Forward-looking statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that Enviva Partners, LP (NYSE: EVA) (“Enviva,” the “Partnership,” “we,” or “us”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “may,” “estimates,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions made by Enviva based on management’s expectations and perception of historical trends, current conditions, anticipated future developments, and other factors believed to be appropriate. Although Enviva believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond its control, Enviva cannot give assurance that it will achieve or accomplish these expectations, beliefs, or intentions. A number of the assumptions on which these forward-looking statements are based are subject to risks and uncertainties, many of which are beyond the control of Enviva, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include the factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q most recently filed with the SEC, including those risks relating to financial performance and results, economic conditions and resulting capital restraints, availability of sufficient capital to execute Enviva’s business plan, the ability of Enviva to complete acquisitions and realize the anticipated benefits of such acquisitions, impact of compliance with legislation and regulations, the continued impact of COVID-19, and other important factors that could cause actual results to differ materially from those projected. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such filings. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made, and Enviva undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to Enviva are qualified in their entirety by this cautionary statement. Industry and market data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. 2

ENVIVA: HIGH GROWTH AND DURABLE LONG-TERM CASH FLOWS



~5.4 Million MTPY[1]

World's largest utility-grade wood pellet producer

Fully Contracted

$15.3 Billion / 12.7 years at the Partnership[2]
$19.7 Billion / 13.6 years enterprise-wide[3]

Distribution per Unit of $3.00+[4]

20 consecutive distribution increases[5]
13% CAGR[6] and 24% annualized total return[6] since IPO

Conservative Financial Policy

50/50 equity/debt structure, 3.5 – 4.0x Leverage Ratio, and 1.20x forward-looking annual distribution coverage[7]

Robust Long-Term Demand

Driven by global commitment to phase out coal, limit the impact of climate change, and achieve "net-zero" GHG emissions



3+ Million MTPY

Visible drop-down pipeline supported by well capitalized Sponsor

1) The Partnership's expected production capacity includes nameplate capacity of approximately 600,000 metric tons per year ("MTPY") for the wood pellet production plant in Greenwood, South Carolina (the "Greenwood plant"), after completion of the expansion project, approximately 600,000 MTPY at the wood pellet production plant in Hamlet, North Carolina (the "Hamlet plant"), and increased production capacity pursuant to ongoing expansion projects (the "Mid-Atlantic Expansions") at the wood pellet production plants in Northampton, North Carolina (the "Northampton plant") and Southampton, Virginia (the "Southampton plant"); 2) As of July 1, 2020, including the benefit of the Partnership's acquisition (the "Greenwood Acquisition") of the Greenwood plant and pro forma for the Partnership's recently closed acquisition (the "Georgia Biomass Acquisition") of the wood pellet production plant in Waycross, Georgia (the "Waycross plant") and a long-term terminal lease and associated services agreement at the Port of Savannah, excluding volumes under the contracts between long-term off-take customers and Enviva Holdings, LP (our "Sponsor") and Enviva JV Development Company, LLC (the "Sponsor JV"); 3) As of July 1, 2020 and pro forma for the Georgia Biomass Acquisition, including all volumes under the contracts between long-term off-take customers and the Partnership, our Sponsor, and the Sponsor JV; 4) As of August 5, 2020, the Partnership expects to distribute at least $3.00 per common unit for full-year 2020, before considering the benefit of any additional acquisitions or drop-down transactions; 5) As of August 5, 2020, the board of directors of our general partner (the "Board") declared a distribution of $0.765 per common unit for the second quarter of 2020; 6) 2015-2020E Compound Average Growth Rate ("CAGR") utilizes $1.65 minimum quarterly distribution per unit for 2015 and $3.00 distribution per unit for 2020E. Per unit distributions for full-year 2020 are subject to Board approval. The annualized total return for the Partnership's common units since the Partnership's IPO is per Bloomberg data, as of August 6, 2020; 7) The Partnership targets a 50/50 equity/debt capital structure for drop-downs, acquisitions, and major expansions, a total ratio of net debt to adjusted EBITDA (the "Leverage Ratio") of 3.5 - 4 times, and a distribution coverage ratio of 1.20 times, on a forward-looking annual basis. The Partnership's Leverage Ratio is calculated pursuant to the Partnership's credit agreement and may reflect the pro forma impact of drop-downs, acquisitions, and major expansions

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EVA TOTAL RETURN1 190% 1) 2) As of August 6, 2020. Based on Bloomberg’s total return data, which assumes reinvestment of distributions/dividends. Normalized for comparison purposes MSCI USA IMI ESG Index is a capitalization-weighted index comprised of US-based companies that outperform sector peers on ESG evaluation metrics 4 Since IPO in 2015, EVA has outperformed the S&P 500 by 100% and the Alerian MLP Index by 244% 300 260 220 18078% 54% 140 100 60 (54%) EVAAlerian MLP IndexMSCI USA IMI ESGS&P 500 20

COAL,1 TREES2 ENVIVA: FIGHTING CLIMATE CHANGE, DISPLACING GROWING MORE 1) Increasing the share of biomass on the global grid system is critical to the global energy transition. International Renewable Energy Agency’s Global Energy Transformation: A Roadmap to 2050 (2019 Edition) report calls for the share of modern biomass for energy generation to increase from 5% in 2016 to 16% in 2050, and the share of coal for energy generation to decrease from 14% to 3% over the same period; 2) Landowners in the US South respond to strong markets for forest products by making investments in their forests and there is a clear positive relationship between rates of forest harvest and forest acreage, growth, and inventory. Based on FIA data for the US South covering the 70-year period since 1953, Forest2Market concluded that “Increased demand for wood … encouraged landowners to invest in productivity improvements that dramatically increased the amount of wood fiber, and therefore the amount of carbon, contained in the South’s forests.” Source: Forest2Market report, Historical Perspective on the Relationship between Demand and Forest Productivity in the US South, July 2017; 3) Eurostat. Inland coal consumption in key European countries that Enviva serves; 4) Industrial wood pellet demand for Belgium, Denmark, Netherlands and United Kingdom. Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 4th Quarter 2019; 5) FIA Data. Enviva’s primary sourcing regions consist of the Chesapeake (NC, VA); Sampson (NC); Greenwood (SC, GA); and Gulf (AL, FL and GA) regions 5 Million MT Million MT Million MT Through 2019, Wood Pellets Supplied by the Partnership and our Sponsor have Effectively Displaced 15 Million MT of Coal With Existing Contracts Running Through 2044, the Partnership and our Sponsor are on Track to Displace Another 86 Million MT of Coal Strong Forest Inventory Growth in Enviva’s Sourcing Regions5 2,400 2,350 2,300 2,250 2,200 2,150 2,100 2,050 2,000 1,950 2012201320142015201620172018 Wood Pellet Consumption More Than Doubled4 12 10 8 6 4 2 0 2012201320142015201620172018 Coal Consumption Declined by More than Half3 120 100 80 60 40 20 0 2012201320142015201620172018 BelgiumDenmarkNetherlandsUK

SUBSTANTIAL GHG EMISSIONS REDUCTIONS AND LOWEST-COST, DROP-IN RENEWABLE FUEL 1) Enviva estimates; 2) Source: Union Pacific; 3) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 2nd Quarter 2020. North American industrial pellet demand forecasted to be 90,000 MTPY in 2024; 4) Aurora Energy Research – Biomass conversions & the system cost of renewables (November 2016). Total System Cost of Electricity (TSCE) is the per-megawatt hour cost of building and operating a generating plant over an assumed financial life including intermittency, security of supply, balancing, grid expansion, and heat adjustment (applicable for CHP only). Data is for Germany and may not be representative of all the markets in which we or our customers operate. CHP is Combined Heat & Power. Expansion costs are related to the electricity grid only. New build CCGT could require gas grid expansions, the cost of which is not included here; 5) IHS Markit: Levelized Cost of Power Generation in Japan, May 8, 2017. Costs are presented in real terms, as of 2020. In contrast to TSCE, Levelized Cost of Electricity (LCOE) does not include the intermittency costs associated with wind and solar power. LCOE for Dedicated Biomass assumes biomass wood-burning power plants with 112 MW of capacity and 40% efficiency; 6) Boundless Impact Investing: “Life-cycle assessment of U.S. biomass supply and the role of biomass electricity for meeting UK emission objectives”; 7) Combined Heat and Power 6 kgCO2e/kWh Levelized Cost of Electricity in Japan in 2020 (US$ / MWh)5 Solar mass Co-Firing $0$50$100$150$200$250 Wind Dedicated Bio CCGT Biomass Lifecycle Greenhouse Gas (“GHG”) Emissions Reduction vs. Fossil Fuels6 GHG Emissions ReductionGHG Emissions Reduction in Electricity Generationin CHP7 Applications 1.0 0.8 0.6 0.4 0.2 0.0 94% 82% 87% 71% Wood Pellet vs. Coal Attributes Wood Pellets¹Southern PRB Coal² Heat Content (BTU / lb)8,0008,600 Moisture4 – 10%26 – 30% Ash0 – 2%4.6 – 5.7% Sulfur0 – 0.15%< 1.0% Wood Pellets Provide the Low-Cost, Drop-In Replacement for Coal Total System Cost of Electricity in Germany (€ / MWh)4 Solar Biomass Conversion Biomass Con P 0 €50 €100 €150 € Onshore Wind version CCGT with CH

MARKET DRIVEN BY GLOBAL COMMITMENT TO FIGHT CLIMATE CHANGE

Policymaker Commitment Across the Globe

JAPAN

METI[1] targets ~6 - 7.5 GWs[2] of biomass generation by 2030, equivalent to ~15 - 20 million MTPY of demand[3]; 20-year FiT[4] support with requirement to use biomass for another 20 years

Strategic Energy Plan also assumes contribution of 20 - 22% from nuclear power by 2030, which faces strong opposition after the Fukushima nuclear disaster

EU

RED II[5] calls for renewables to account for at least 32% of EU's gross consumption by 2030

European Green Deal proposes GHG emissions reduction target of at least 50 – 55% by 2030

European Climate Law sets legally binding target of "net-zero" by 2050

GERMANY

Largest user of coal in the EU with more than 200 million metric tons consumed in 2018[6]

Recently passed the Coal Exit Law[7] mandating complete phase-out of coal-fired power generation by 2038, shutting down or converting 43.9 GWs of coal capacity to alternative fuels

Additionally, targets phase-out of 9.5 GWs of nuclear generation by 2022

UK

Long-time leader in renewable energy; recently achieved record-breaking 67-day period without coal-fired power; targets 15% of energy demand to come from bioenergy by 2050

Existing law requires coal phase-out by 2025

First major industrial nation to establish a legally binding 2050 "net-zero" goal

NETHER-LANDS

Legally binding goal to phase out of coal from power generation by 2030

Long tradition of supporting renewable energy, including biomass, via the SDE, SDE+, and SDE++ programs

Sustainable Carbon Benefits Well-Recognized



Wood products store carbon for their lifecycle
Innovation unlocks potential new uses of wood
ATMOSPHERE
CARBON
C
Biomass substitutes for fossil fuels
Wood substitutes for non-renewable and energy intensive materials

UN Intergovernmental Panel on Climate Change (IPCC): holds long-standing view that biomass must play a key role under every single pathway to achieve the goal of limiting climate change to 1.5-degrees °C. *"In the long term, a sustainable forest management strategy aimed at maintaining or increasing forest carbon stocks, while producing an annual sustained yield of timber, fiber, or energy from the forest, will generate the largest sustained mitigation benefit."*

International Renewable Energy Agency (IRENA): reiterated IPCC's view on the critical role of biomass, but also called for a tripling of the amount of modern biomass used for energy production from 5 percent today to 16 percent by 2050, as it laid out its own proposed global pathway to a carbon-neutral and renewable future by 2050

Germany's Coal Exit Law: explicitly recognized the use of sustainable biomass as part of the transition to completely phase out coal from power generation

Netherlands Environmental Assessment Agency (PBL): concluded that the country will not be able to achieve its climate targets without substantially increasing biomass utilization and that a significant role for biomass is a "prerequisite" for a climate-neutral circular economy[8]

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1) Ministry of Economy, Trade and Industry; 2) Gigawatts; 3) Estimated demand for biomass of 15 to 20 million MTPY is based on Enviva's estimates assuming power plant efficiencies similar to existing European customers. Actual biomass consumption at Japanese power plants may vary; 4) Feed-in-Tariff; 5) Renewable Energy Directive II; 6) Source: Enerdata: coal and lignite domestic consumption. Germany consumed 214 million tons of coal and lignite in 2018; 7) On July 3, 2020, Germany's Bundestag passed the Coal Exit Law 19/20730; 8) PBL: "Availability and Applications of Sustainable Biomass, May 8, 2020; Source of image: EUSTAFOR: "European State Forecasts Boost the Bioeconomy"

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STRATEGICALLY LOCATED PRODUCTION AND TERMINAL ASSETS



Port of Mobile, AL
Amory, MS
Cottondale, FL
Port of Panama City, FL
Port of Chesapeake, VA
Southampton, VA
Northampton, NC
Ahoskie, NC
Hamlet, NC
Sampson, NC
Port of Wilmington, NC
Greenwood, SC
Amory, MS
Port of Savannah, GA
Waycross, GA
Port of Mobile, AL
Cottondale, FL
Plants
Terminals

Amory: 120,000 MTPY
Port of Mobile: Flex barge storage with 45,000+ metric tons of capacity



THE CHESAPEAKE CLUSTER
Southampton, VA
Port of Chesapeake, VA
Northampton, NC
Ahoskie, NC

Southampton: 745,000 MTPY[1]
Northampton: 750,000 MTPY[1]
Ahoskie: 415,000 MTPY
Port of Chesapeake: 2.5 million MTPY through-put capacity



THE WILMINGTON CLUSTER
Greenwood, SC
Hamlet, NC
Sampson, NC
Port of Wilmington, NC

Greenwood: 600,000 MTPY[2]
Hamlet: 600,000 MTPY[3]
Sampson: 600,000 MTPY[4]
Port of Wilmington: 3 million MTPY through-put capacity



Waycross, GA
Port of Savannah, GA

Waycross: 800,000 MTPY
Port of Savannah: ~1.5 million MTPY of throughput capacity

Cottondale: 760,000 MTPY
Port of Panama City: Warehouse storage with 32,000 metric tons of capacity

1) Production capacities for the Northampton and Southampton plants include expected increases in production capacity pursuant to the Mid-Atlantic Expansions; 2) Approximately 600,000 MTPY capacity after completion of the expansion project, subject to receiving the necessary permits; 3) The Hamlet plant has proven its expected 600,000 MTPY capacity and we expect it to exit 2020 at this run rate; 4) The Sampson plant is expected to increase it annual production capacity to 600,000 MTPY during 2020

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UNPARALLELED GLOBAL SCALE PROVIDES DURABLE COMPETITIVE ADVANTAGES

Enviva is the world's largest supplier of utility-grade wood pellets in a highly fragmented industry with numerous small, single-plant operators

- A "build and copy" approach allows for highly efficient, large-scale production facilities and creates operating leverage
- Multi-plant profile and global scale translate into superior reliability and opportunities for optimization
- Access to robust fiber baskets allows for reliable raw material supply and a flat marginal cost curve for incremental production



Production Capacity[1] (Thousand MTPY)
0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
4,500
5,000
5,500
6,000
6,500
# of Plants[1]
Location
GLOBAL ENTERPRISE SUPPLIERS
Enviva
Graanul Invest
Pinnacle Renewable Energy
VERTICALLY-INTEGRATED SUPPLIERS
Drax Biomass
Georgia Biomass
SMALL & REGIONAL SUPPLIERS
An Viet Phat
FRAM Renewable Fuels
Highland Pellets
Pacific Bioenergy
Tanac SA
11 U.S.
12 Baltics / U.S.
9 Canada / U.S.
3 U.S.
1 U.S.
1 Vietnam
3 U.S.
1 U.S.
3 Canada
1 Brazil
As the world's largest supplier of utility-grade wood pellets, Enviva is frequently the sole-source supplier for our customers
Current Capacity
Waycross Plant
Under Development / Construction or Financed for Completion by 2021

1) Enviva's total production capacity and number of plants are based on nameplate capacities of our existing operating plants, the Greenwood plant after completion of the expansion project, approximately 600,000 MTPY at the Hamlet plant, increased production capacity pursuant to the Mid-Atlantic Expansions, a wood pellet production plant in Lucedale, Mississippi (the "Lucedale plant"), which is currently under construction by the Sponsor JV, and a wood pellet production plant in Epes, Alabama (the "Epes plant"), which is currently under development by the Sponsor. We expect to have the opportunity to acquire assets or completed development projects from our Sponsor or the Sponsor JV in the future. Production capacity and number of plants for other pellet producers are based on Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 2nd Quarter 2020

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ROBUST NATURAL RESOURCE GROWTH, STABLE COSTS, AND KEY BASIS DIFFERENTIAL 1) Source: All data except data for Brazil are from RISI World Timber Price Quarterly – April 2020 for the fourth quarter of 2019. The wood chip price for Latvia is based on CIF Sweden. Data for Brazil is from Forest2Market - the cost of delivered wood chips in Brazil is approximately US$41-$43 per green metric ton. The primary in-country market for these chips is the food production and crop industries, which use chips for heat and drying purposes. However, the average minimum FOB price in Brazil is around US$148 per dry metric ton due to the logistical and administrative costs related to exporting these chips; 2) Timber Mart South – North Carolina Q1 2020; 3) FIA Data (EVALIDator; 2019): in the last year where state forest inventory data is available, total wood fiber within the fiber sourcing area for the Partnership’s Northampton plant grew by approximately 30.4 million tons and total harvest removals were approximately 16.7 million tons, resulting in 13.7 million tons of excess fiber; 4) FIA Data 10 Million MT of Wood Inventory Million MT of Wood Inventory Million MT of Wood Inventory Million MT of Wood Inventory SOURCING 640 580 560 2010 2012 2014 2016 2018 590 SOURCING 570 2010 2012 2014 2016 2018 1,050 SOURCING REGION 850 20% $62$156 Southern 2000 – 2020 North Carolina Pulpwood Fragmented, Natural Resource Supply Base ▪ 65,000+ private landowners ▪ 860 million+ tons of fiber ▪ ~14 million tons net annual fiber excess3 ▪ 1 million tons annual facility demand ▪ Only a few buyers of low-grade fiber, which only cost-effectively travels ~75 miles Hardwood RoundwoodPine RoundwoodOpen / Farmland Net Fiber Growth After All Uses4 CHESAPEAKE 1,000 950 900 390 800 20102012201420162018 610 GULFWILMINGTON REGION620 REGION 600 550 530 14%15% 510 540 Nor hampton mi. GREENWOOD 430 SOURCING 420 REGION 410 400 9% 380 2010 2012 2014 2016 2018 Structural Cost of Goods Sold Advantage1 Wood chip US$ / dry ton $138 Latvia $142 Germany USJapan $148 Brazil Long-term, Stable Delivered Cost of Fiber2 $50US$ / green ton $40 $30 $20 $10 $0 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20

ENVIVA’S ACTIVITIES SUSTAIN THRIVING, HEALTHY FORESTS Between 2011, when Enviva opened its first U.S. mill, and 2018, forest inventory in our supply base increased by more than 300 million metric tons Forest data analytics demonstrate increased harvests and healthy markets increase growth in forest acreage, timber inventory, and carbon stored in the landscape Bottomland hardwood 4% 17% forests 1) 2) 3) 4) USDA - http://blogs.usda.gov/2015/06/08/study-finds-increasing-wood-pellet-demand-boosts-forest-growth-reduces-greenhouse-gas-emissions-creates-jobs/ 2015 The information in this panel is based on wood supplied to the Partnership and our Sponsor’s production plants from July through December 2019 This wood consists of undersized or “understory” wood that was removed as part of a larger harvest; tops and limbs; brush and “thinnings” that were removed to make additional room for planted pines to grow We can identify the individual production facilities that provided these materials 11 “An industry that can reduce greenhouse gas emissions, increase forest growth, and create jobs sounds too good to be true. But that is the reality of the emerging wood pellet market in the Southern U.S.”¹ -USDA Chief Economist Robert Johansson Certifications with Annual Audits by Independent Certification Bodies: PEFC / 29-31-238SFI-01203 Our Wood Came from These Sources:2 31%26% Mixed pine &Pine forests with hardwood forestshardwood understory3 <1% Arboricultural sources 4%18% forestsPine forests Other hardwood Mill & industry residues4 Sponsor’s Track & Trace® Program, a first-of-its-kind system, is an important element of our responsible wood supply program and provides unprecedented transparency into our procurement activities

LONG-TERM, TAKE-OR-PAY OFF-TAKE CONTRACTS RESULT IN PREDICTABLE CASH FLOWS $20 0 grade-rated trading houses pricing component $16 0 activities $12 0 $80 provides margin expansion $40 pricing matches al $0 Tradition al Pulpwo od 1) 2) 3) Note: off-take contract terms are examples of various provisions within our portfolio of contracts. No single contract in our portfolio contains every provision listed above Not representative of all contracts with regard to stumpage and diesel passthroughs Additional details are available as part of our press release as of August 5, 2020 12 All Customers Remain in Compliance with Take-Or-Pay Obligations Despite the COVID-19 Pandemic3 Fixed, back to back shipping component with bunker fuel passthrough Fiber (“stumpage”) cost ~10% of sales price, driven by strong fiber basket in Southeast U.S. Shipping Indexed diesel mitigates fuel exposure from harvesting, inland transport, and processing Price escalators protect against erosion of underlying cost position and opportunity for Indexed stumpage underlying raw materi commodity cost to regional indices Diesel1 Base Price Stumpage1 Illustrative Passthroughs and Escalators2 Typical Contract Provisions1 Counterparty Major utilities and investment Term Up to 20 years Take-or-Pay Yes Termination Make-Whole Yes Margin Protection1 Price escalators Yes Fiber / diesel passthroughs Yes, in some contracts Shipping costs Fixed with matching long-term shipping contracts Bunker fuel passthrough Yes Changes in Law / Government Regulations Provisions designed to protect against changes in law / government regulations

INCREASINGLY DIVERSE CUSTOMER BASE FURTHER ENHANCES STABILITY

EVA 2019 Off-Take Contract Mix[1]


Other
Orsted
Drax
Lynemouth
Engie

~3.6 million MTPY

EVA 2024 Off-Take Contract Mix[2]


Toyota Tsusho
Other
Suzukawa
Drax
Sumitomo Forestry
Sumitomo
Lyne-mouth
Ichihara
Marubeni
MGT
Mitsubishi
RWEST
Orsted

~6.4 million MTPY[2]

~40% from Japanese customers with largest customer representing ~18% of the contract mix by 2024[2]

$15.3 Billion / 12.7 years at the Partnership[2]

$19.7 Billion / 13.6 years enterprise-wide[3]

1) Represents the Partnership's sales in 2019; 2) As of July 1, 2020, including the benefit of the Greenwood Acquisition, and pro forma for the Georgia Biomass Acquisition, excluding volumes under the contracts between long-term off-take customers and our Sponsor and the Sponsor JV; 3) As of July 1, 2020 and pro forma for the Georgia Biomass Acquisition, including all volumes under the contracts between long-term off-take customers and the Partnership, our Sponsor, and the Sponsor JV

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RECENTLY COMPLETED TRANSFORMATIVE ACQUISITIONS ▪ Connected by rail to our Port of Wilmington Construction at the Sponsor 1) 2) The Greenwood Acquisition, which closed on July 1, 2020, and the Georgia Biomass Acquisition, which closed on July 31, 2020, are collectively referred to as “the Acquisitions” Approximately 600,000 MTPY of expected capacity after completion of the expansion project, subject to receiving the necessary permits 14 Waycross Plant (Waycross, GA) ▪ 800,000 MTPY capacity ▪ Connected by rail to the Port of Savannah terminal Port of Savannah Terminal (Savannah, GA) ▪ Two-dome pellet export terminal ▪ 17-year lease extends through 2028 Greenwood Plant (Greenwood, SC) ▪ 600,000 MTPY capacity by the end of 20212 terminal Existing Footprint Footprint Expansion Existing Plants Existing Ports Under Development // The Acquisitions/ The Acquisitions1 Expanded the Partnership’s Footprint into South Carolina and Georgia

DEMONSTRATED GROWTH MODEL

	EVA at IPO	EVA Pre-Acquisitions	EVA Post-Acquisitions	
Adjusted EBITDA	$ 77 mm[1]	$ 165 - $ 175 mm[4]	$ 185 - $ 195 mm[6]	*At run rate, adds $ 56 - $ 60 million contribution[7]*
Distribution per Unit	$ 1.65[2]	$ 2.87 - $ 2.97[4]	$ 3.00 +[6]	*13% over 2019 and 13% CAGR since IPO[8]*
# Plants and Production Capacity	4 Plants 1.7 mm MTPY	7 Plants 4.0 mm MTPY	9 Plants 5.4 mm MTPY[9]	*+ 35 % capacity increase*
# of Terminals and Throughput Capacity	2 Terminals 2.7 mm MTPY	4 Terminals 6.4 mm MTPY	5 Terminals 7.9 mm MTPY	*Potential for a new cluster*
Weighted-Average Remaining Contract Life	5.7 years[3]	11.4 years[5]	12.7 years[10]	*Additional long-term agreements maturing between 2031 and 2041*
Contracted Revenue Backlog	$ 1.9 billion[3]	$ 10.2 billion[5]	$ 15.3 billion[10]	

20 Consecutive Distribution Increases Since IPO[11]

1) Reflects full-year 2015 results; 2) Represents the annualized minimum quarterly distribution per unit per EVA's partnership agreement; 3) Weighted average remaining contract life is as of January 1, 2015 and revenue backlog is as of December 31, 2014; 4) As of April 29, 2020, the Partnership expected full-year 2020 net income to be in the range of $52.2 million to $62.2 million, adjusted EBITDA to be in the range of $165.0 million to $175.0 million, and expected to distribute between $2.87 and $2.97 per common unit for full-year 2020. The guidance did not include the impact of the Acquisitions or any additional acquisitions by the Partnership from our Sponsor, the Sponsor JV, or third parties; 5) As of April 1, 2020, excluding volumes under the contracts between long-term off-take customers and our Sponsor and the Sponsor JV; 6) As of August 5, 2020, the Partnership now expects full-year 2020 net income to be in the range of $33.9 million to $43.9 million, adjusted EBITDA to be in the range of $185.0 million to $195.0 million, and expects to distribute at least $3.00 per common unit for full-year 2020, subject to Board approval. The guidance does not include the impact of any additional acquisitions by the Partnership from our Sponsor, the Sponsor JV, or third parties. Refer to the Appendix for additional details; 7) The estimated range of incremental adjusted EBITDA for the Acquisitions is $56-$60 million in 2024 after the completion of the Greenwood expansion and the delivery of full volumes under the 1.4 million MTPY of contracts assigned. Refer to Appendix for additional details; 8) 2015-2020E CAGR utilizes $1.65 minimum quarterly distribution per unit for 2015 and $3.00 distribution per unit for 2020E. Per unit distributions for full-year 2020 are subject to Board approval; 9) the Partnership's expected production capacity includes nameplate capacity of approximately 600,000 MTPY for Greenwood plant after completion of the expansion project, approximately 600,000 MTPY at the Hamlet plant, and increased production capacity pursuant to the Mid-Atlantic Expansions; 10) As of July 1, 2020, including the benefit of the Greenwood Acquisition, and pro forma for the Georgia Biomass Acquisition, excluding volumes under the contracts between long-term off-take customers and our Sponsor and the Sponsor JV; 11) As of August 5, 2020, the Board declared a distribution of $0.765 per common unit for the second quarter of 2020

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THREE PILLARS OF GROWTH

Organic Growth within the Partnership

- Pricing increases and escalators under existing contracted position
- 400,000 MTPY aggregate production capacity expansion underway at Northampton and Southampton
  - ~$130 million expected investment and ~$28 - $32 million in expected incremental adjusted EBITDA annually[1]
  - Evaluating expansion opportunities at our other production plants
- Plan to expand Greenwood to 600,000 MTPY by the end of 2021[2]
- Anticipated annual organic growth driven by contract price escalations, cost reductions and productivity improvements

Accretive Drop-Downs from Sponsor

- Five drop-downs since IPO, including 2.3 million MTPY of production capacity and 3.0 million MTPY of terminaling capacity
- 3+ million MTPY development pipeline at our Sponsor, including:
  - The Pascagoula terminal[3]
  - The Lucedale plant[3]
  - The Epes plant[3]
  - Additional sites for pellet production plants in Alabama and Mississippi, which would export wood pellets through Pascagoula terminal
  - Locations near the Partnership's existing terminals in the Port of Chesapeake and the Port of Wilmington, and its leased terminal at the Port of Savannah

Third-Party Acquisition Opportunities

- Proven, successful and selective acquirer
- Acquisitions must compare favorably to Sponsor development pipeline and drop-down economics
- Target opportunities must be core to the business and bring new customer set, strategic capability and / or geographic diversification
- The Partnership acquired the Cottondale plant in January 2015 and the Waycross plant in July 2020; the Sponsor acquired the Greenwood plant in February 2018

1) The estimated incremental adjusted EBITDA that can be expected from the expansions is based on an internal financial analysis of the anticipated benefit from the incremental production capacity at the Northampton and Southampton production plants
2) Subject to receiving the necessary permits
3) The Sponsor and the Sponsor JV are progressing development of wood pellet production plants and marine terminals, including constructing a deep-water marine terminal in Pascagoula, Mississippi (the "Pascagoula terminal") and the Lucedale plant, developing the Epes plant, and evaluating additional sites. Although we expect to have the opportunity to acquire assets or completed development projects and associated contracts from our Sponsor or the Sponsor JV in the future, we cannot assure you that our Sponsor or the Sponsor JV will be successful in completing their development projects or that we will successfully negotiate an agreement with our Sponsor or the Sponsor JV to acquire such assets, projects, or associated contracts

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ROBUST "BUILD AND COPY" SPONSOR DEVELOPMENT PIPELINE



Epes, AL
Lucedale, MS
Port of Savannah, GA
Port of Pascagoula, MS

Plants in the Partnership ○
Plants under construction / development ○
Plant sites under control / assessment[1] ○
Terminals owned or leased by the Partnership ▲
Terminals under construction ▲



EPES PLANT, AL

- "Build and copy" production plant
- FID expected around the end of 2020
- Finished products to be delivered to the Pascagoula terminal by barge



LUCEDALE PLANT, MS

- "Build and copy" production plant under construction for completion mid-year 2021
- Robust fiber basket
- ~50 miles to Pascagoula terminal



PASCAGOULA TERMINAL, MS

- "Build and copy" deep-water marine terminal under construction for completion mid-year 2021
- Multi-modal access by rail, truck, and barge, 3 million MTPY throughput capacity
- Deep berth capable of supporting Panamax ships

3+ Million MTPY Sponsor Pipeline with Three Projects Underway

1) Assets under control / assessment are shown at approximate locations

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VISIBLE GROWTH Terminal $26 0 1) This chart is for illustrative purposes and consists of estimates based on numerous assumptions made by us that are inherently uncertain and are subject to significant risks and uncertainties, which are difficult to predict and many of which are beyond our control. There can be no assurance that any of the estimates may prove to be correct. Actual results may differ materially; 2) As reported on February 26, 2020; 3) As of April 29, 2020, the Partnership expected full-year 2020 net income to be in the range of $52.2 million to $62.2 million, and adjusted EBITDA to be in the range of $165.0 million to $175.0 million. The guidance did not include the impact of the Acquisitions or any additional acquisitions by the Partnership from our Sponsor, the Sponsor JV, or third parties; 4) For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the Southampton/Northampton expansions to the most directly comparable GAAP financial measures, see Appendix; 5) The estimated range of incremental adjusted EBITDA for the Acquisitions is $56-$60 million in 2024 after the completion of the Greenwood expansion and the delivery of full volumes under the 1.4 million MTPY of contracts assigned. Refer to Appendix for additional details; 6) The estimated incremental adjusted EBITDA from a drop-down of a wood pellet production plant or a marine terminal represents the run-rate adjusted EBITDA that can be expected from such a facility, based on estimated production or terminaling capacity of such a facility upon achieving full run-rate and our Sponsor or the Sponsor JV’s existing contracts that may be associated with such a facility. The sequence of the drop-down transactions is for illustrative purposes only and subject to change. Although we expect to have the opportunity to acquire assets or completed development projects, including the Lucedale plant, the Epes plant, and the Pascagoula terminal, from our Sponsor or the Sponsor JV in the future, we cannot assure you that our Sponsor or the Sponsor JV will be successful in completing their development projects or that we will successfully negotiate an agreement with our Sponsor or the Sponsor JV to acquire such assets or projects 18 Potential to More Than $36 0 $32 0Plant 36 $28 0 6 Sponsor contracts underwrite several additional production plants $18 0 $10 0$141.3 Targeting Annual Organic Growth in Underlying Base Business in Addition to Drop-Down Acquisitions and Plant Expansions Illustrative Adjusted EBITDA Growth1 $42 0 $40 0 $38 0 Double 2019 Fully-Contracted $34 0 Adjusted EBITDAPascagoula Cluster $30 0~$10 - $15+Epes Plant6 ~$30 - $35Pascagoula $24 0Lucedale Plant6 $22 0 $20 0 Run-Rate EBITDA Contribution fromFully-contracted production facility $16 0 $14 0 $12 0Expansions $80 $60 1st b ar2n d bar3rd b ar4th b ar5th b ar6th b ar7th b ar8th b ar 2019Prior 2020 Guidance 2 ~$165 - $1753 Southampton /the Acquisitions5and terminal under construction Northampton 4 ~$28 - $32 ~$56 - $60 ~$25 - $35 ~$25 - $35

KEEPING PROMISES ◼ Accretive Acquisitions — What we said: production plant drop-downs at 7-7.5x EBITDA multiple — What we did: Greenwood / Georgia Biomass Acquisitions combined at ~ 6.5x EBITDA multiple Balanced Capital Structure — What we said: 50 / 50 equity / debt split for drop-downs, acquisitions, and major expansions — What we did: $200 million equity / $150 million bond issuance for $375 million combined acquisition costs for Greenwood and Georgia Biomass Acquisitions Conservative Leverage — What we said: target long-term leverage ratio of 3.5x – 4.0x — What we did: with the Acquisitions and associated financing activities, we expect long-term leverage ratio to be consistent with our target range Distribution Growth — What we said: continue to increase distribution per unit — What we did: 20 consecutive distribution increases since IPO1, 13% CAGR based on 2020 guidance of at least $3.00/unit2 Conservative Coverage Ratio — What we said: target 1.20x distribution coverage ratio, on a forward-looking, annual basis — What we did: 2019 distributable cash flow (net of IDRs) covered 2018 distributions at 1.30x. 2020 distributable cash flow expected to cover 2019 distribution by at least 1.20x ◼ ◼ ◼ ◼ 1)As of August 5, 2020, the Board declared a distribution of $0.765 per common unit for the second quarter of 2020 2)2015-2020E CAGR utilizes $1.65 minimum quarterly distribution per unit for 2015 and $3.00 distribution per unit for 2020E. Per unit distributions for full-year 2020 are subject to Board approval 19

HIGH CALIBER LEADERSHIP

Management and Board with Significant Industry Experience

Executive Officers

- John Keppler
  Chairman & CEO
- Shai Even
  EVP & CFO
- Yana Kravtsova
  EVP, Comm., Public & Environ. Affairs
- Nic Lane
  EVP, Human Capital
- Thomas Meth
  EVP, Sales & Marketing
- Bill Schmidt
  EVP, Corp. Dev. & GC
- Royal Smith
  EVP, Operations


BP
Williams
ValueAct
EPA
Buckeye
Alon
CenterPoint
KPMG
GM
Google

Directors

- John Bumgarner
  Director (Independent)
- Bill Reilly
  Director (Independent)
- Jeffrey W. Ubben
  Director (Independent)
- Gary Whitlock
  Director (Independent)
- Janet Wong
  Director (Independent)
- Ralph Alexander
  Director
- Robin Duggan
  Director
- Jim Derryberry
  Director
- Chris Hunt
  Director
- Carl Williams
  Director

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20

Night Shift at Enviva Pellets Northampton Additional Information

FAVORABLE CONTRACT STRUCTURE RESULTS IN DURABLE MARGINS $225 Long-term contracts with diversified customer base Fixed-price (with escalators), take-or-pay off-take contracts 7 ◼ ◼ 7 $200 $200 6 Fixed-price, USD / ton denominated shipping contracts matched to length of off-take contracts Bunker fuel costs passed through to customers Shipping costs range from ~$20 / MT (Europe) to ~$35 / MT (Japan) ◼ ◼ ◼ $175 5 Vertically integrated business model provides substantial operating leverage as business grows ◼ $150 Fixed USD / ton transportation costs from plants to port terminals by truck / rail / barge 4 ◼ $125 3 “Build and copy” approach to allow for certainty of uptime and economy of scale Includes labor, consumables, repairs and maintenance, and energy costs Given fixed asset base, productivity improvements drive substantial margin expansion opportunities ◼ ◼ $100 ◼ $75 ~2:1 green ton to pellet ton conversion (green wood is, on average, composed of approximately 50% water, which varies seasonally. As such, on average, EVA acquires approximately two green tons to convert one pellet ton post the drying process) 2 ◼ $50 Majority of delivered price of fiber is comprised of labor, equipment and hauling costs Fiber (“stumpage”) cost is ~10% of sales price, driven by strong fiber basket in the Southeast U.S. 1 ◼ $25 1 ◼ $0 1) Adj. Gross Margin per Metric Ton defined in Appendix 22 Illustrative ($ per metric ton) ~$45 / MT Adj. Gross Margin1 6 5 4 3 Total Raw Materials in COGS Total Costs of Goods Sold 2 Cut, Skid, Haul Cut, Skid, Haul Stumpage Stumpage Production Logistics Ports Shipping

NO MATERIAL IMPACT FROM COVID-191 PANDEMIC ◼ Number one priority is to ensure the health and well-being of our employees and the communities in which we operate ◼ Enhanced plans, procedures, and measures are in place to mitigate the risk of exposure and to make our work environment as safe as possible for continued operations ◼ We operate a portfolio of nine geographically dispersed wood pellet production plants ◼ Our business supplies essential fuel to our customers under long-term, take-or-pay off-take contracts that our customers use for baseload heat and power generation ◼ Most of our current deliveries are to Europe, where they fuel grid-critical baseload for dispatchable generation facilities that provide power and heat required by their local communities. There are few substitutes or alternatives to the fuel we supply our customers ◼ In the U.S., government-issued guidance identifies biomass as one of the industries essential to the continued critical infrastructure viability, and this guidance has been followed by states where our plants and terminals are located, meaning our operations remain largely unaffected by the governmental actions taken in response to COVID-19 ◼ Although EVA’s operational and financial results have not been materially impacted by the COVID-19 pandemic, the full implications of the novel coronavirus are not yet known — Plants, ports, and supply chains both domestically and internationally continue to operate uninterrupted on 24x7 basis — Each of our customers is in compliance with their agreements with us, including payment terms ◼ If needed, we have contingency and business continuity plans in place that we believe would mitigate the impact of potential business disruptions 1) ”COVID-19” refers to the outbreak of a novel strain of coronavirus 23

GUIDANCE 1) 2) Additional details are available as part of our earnings release as of April 29, 2020 As of August 5, 2020, the Partnership now expects full-year 2020 net income to be in the range of $33.9 million to $43.9 million, adjusted EBITDA to be in the range of $185.0 million to $195.0 million, and expects to distribute at least $3.00 per common unit for full-year 2020, subject to Board approval. The guidance does not include the impact of any additional acquisitions by the Partnership from our Sponsor, the Sponsor JV, or third parties. Refer to the Appendix for additional details Additional details are available as part of our earnings release as of August 5, 2020 3) 24 Targeted Distribution Coverage Ratio for 2020 is at Least 1.20 Times, on a Forward-Looking Annual Basis3 The Partnership Expects to Distribute at Least $3.00 Per Common Unit for Full-Year 20202

FINANCIAL RESULTS 1) 2) 3) See Appendix for Adjusted EBITDA, Adjusted Gross Margin per Metric Ton and Distributable Cash Flow reconciliations Prior to any distributions paid to our general partner As of August 5, 2020, the Board declared a distribution of $0.765 per common unit for the second quarter of 2020 25 20 Consecutive Distribution Increases Since the IPO3

env1va WAY Appendix

NON-GAAP FINANCIAL MEASURES This presentation contains certain financial measures that are not presented in accordance with GAAP. Although they should not be considered alternatives to the GAAP presentation of the financial results of the Partnership, management views such non-GAAP measures as important to reflect the Partnership’s actual performance during the periods presented. Non-GAAP Financial Measures In addition to presenting our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow to measure our financial performance. Adjusted Gross Margin per Metric Ton We define adjusted gross margin per metric ton as gross margin per metric ton excluding asset disposals, depreciation and amortization, changes in unrealized derivative instruments related to hedged items included in gross margin, non-cash unit compensation expense, certain items of income or loss that we characterize as unrepresentative of our ongoing operations, including certain expenses incurred related to a fire that occurred in February 2018 at the Chesapeake terminal (the “Chesapeake Incident”) and Hurricanes Florence and Michael (the “Hurricane Events”), consisting of emergency response expenses, expenses related to the disposal of inventory, and asset disposal and repair costs, offset by insurance recoveries received, as well as employee compensation and other related costs allocated to us in respect of the Chesapeake Incident and Hurricane Events pursuant to our management services agreement with an affiliate of our sponsor for services that could otherwise have been dedicated to our ongoing operations, acquisition and integration costs, and the effect of certain sales and marketing, scheduling, sustainability, consultation, shipping, and risk management services (collectively, the “Commercial Services”), and including certain non-cash waivers of fees for management services provided to us by our sponsor (collectively, the “MSA Fee Waivers”). We believe adjusted gross margin per metric ton is a meaningful measure because it compares our revenue-generating activities to our operating costs for a view of profitability and performance on a per metric ton basis. Adjusted gross margin per metric ton will primarily be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our production plants and the production and distribution of wood pellets. 27

NON-GAAP FINANCIAL MEASURES (CONT.) Adjusted EBITDA We define adjusted EBITDA as net income or loss excluding depreciation and amortization, interest expense, income tax expense, early retirement of debt obligations, non-cash unit compensation expense, asset impairments and disposals, changes in unrealized derivative instruments related to hedged items included in gross margin and other income and expense, certain items of income or loss that we characterize as unrepresentative of our ongoing operations, including certain expenses incurred related to the Chesapeake Incident and Hurricane Events, consisting of emergency response expenses, expenses related to the disposal of inventory, and asset disposal and repair costs, offset by insurance recoveries received, as well as employee compensation and other related costs allocated to us in respect of the Chesapeake Incident and Hurricane Events pursuant to our management services agreement with an affiliate of our sponsor for services that could otherwise have been dedicated to our ongoing operations, acquisition and integration costs, and the effect of Commercial Services, and including MSA Fee Waivers. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks, and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure. Distributable Cash Flow We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, income tax expense and interest expense net of amortization of debt issuance costs, debt premium, original issue discounts and the impact from incremental borrowings related to the Chesapeake Incident and Hurricane Events. We use distributable cash flow as a performance metric to compare the cash-generating performance of the Partnership from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. cash flow as a liquidity measure. We do not rely on distributable 28

NON-GAAP FINANCIAL MEASURES (CONT.) Limitations of Non-GAAP Financial Measures Adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted gross margin per metric ton, adjusted EBITDA, or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. 29

NON-GAAP FINANCIAL MEASURES RECONCILIATION

The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income (loss):

See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our Annual Report on the 10-K and slide 27 through 29 for basis of presentation.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW:	Three Months Ended June 30,		Six Months Ended June 30,	
	2020	2019	2020	2019
NET INCOME (LOSS)	$ 8,471	$ (3,801)	$ 16,104	$ (12,724)
ADD:				
DEPRECIATION AND AMORTIZATION	15,297	11,248	29,247	22,456
INTEREST EXPENSE	10,124	9,196	20,518	18,829
NON-CASH UNIT COMPENSATION EXPENSE	2,098	1,013	4,256	3,485
ASSET IMPAIRMENTS AND DISPOSALS	640	350	1,552	350
CHESAPEAKE INCIDENT AND HURRICANE EVENTS	-	(281)	-	8
CHANGES IN FAIR VALUE OF DERIVATIVE INSTRUMENTS	121	(2,334)	(6,674)	(324)
MSA FEE WAIVERS	1,572	11,046	4,757	11,046
ACQUISITION COSTS[1]	957	525	957	5,452
COMMERCIAL SERVICES	(1,882)	-	(4,139)	-
ADJUSTED EBITDA	$ 37,398	$ 26,962	$ 66,578	$ 48,578
LESS:				
MAINTENANCE CAPITAL EXPENDITURES	2,311	836	3,445	1,764
INTEREST EXPENSE, NET OF AMORTIZATION OF DEBT ISSUANCE COSTS, DEBT PREMIUM, ORIGINAL ISSUE DISCOUNT AND IMPACT FROM INCREMENTAL BORROWINGS RELATED TO CHESAPEAKE INCIDENT AND HURRICANE EVENTS	9,169	8,897	18,587	17,745
DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP	$ 25,918	$ 17,229	$ 44,546	$ 29,069
LESS: DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO INCENTIVE DISTRIBUTION RIGHTS	7,471	2,773	10,928	5,043
DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP LIMITED PARTNERS	$ 18,447	$ 14,456	$ 33,618	$ 24,026
CASH DISTRIBUTIONS DECLARED ATTRIBUTABLE TO ENVIVA PARTNERS, LP LIMITED PARTNERS	30,422	22,081	53,278	43,661
DISTRIBUTION COVERAGE RATIO	0.61	0.65	0.63	0.55

1) Includes: a) $4.2 million of incremental costs incurred during the first quarter of 2019, which were unrepresentative of our ongoing operations, in connection with our evaluation of the potential purchase of a third-party wood pellet production plant (the "Potential Target"). When we commenced our review, the Potential Target had recently returned to operations following an extended shutdown during a bankruptcy proceeding with the intent of demonstrating favorable operations prior to conducting an auction sale process; however, the Potential Target had not yet established a logistics chain through a viable export terminal, given that the terminal through which the plant historically had exported was not operational at the time and was not reasonably certain to become operational in the future. Accordingly, as part of our diligence of the Potential Target, we developed an alternative logistics chain to bring the Potential Target's wood pellets to market and began purchasing the production of the Potential Target for a trial period. The incremental costs associated with the establishment and evaluation of this new logistics chain primarily consist of barge, freight, trucking, storage, and shiploading services. We had completed our evaluation of the alternative logistics chain and determined it was not viable; consequently, we did not expect to incur additional costs of this nature in the future; b) $1.2 million in costs incurred during the first and second quarter of 2019 related to the Partnership's acquisition of all of the Class B units of Enviva Wilmington Holdings, LLC in April 2019 (the "Hamlet Drop-Down"); and c) $1.0 million in costs incurred during the second quarter of 2020 related to the Greenwood Acquisition

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NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) The following table provides a reconciliation of gross margin to adjusted gross margin per metric ton: See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our Annual Report on the 10-K and slide 27 through 29 for basis of presentation. 1) Please see footnote 1) a) on slide 30 for additional details 31 METRIC TON· (In thousands, except per metric ton) 2020201920202019 $27,679$16,507$54,986$26,414 640 350 1,552350 473 944 14,98611,096 28,626 22,166 (281} 78 121(2,334)(6,674)(324) 2,7002,700 1 4,243 (1,882} (4,139) $42,017$28,038$75,295$55,627 848 869 1,8521,712 $49.55$32.26$40.66$32.49 ADJUSTED GROSS MARGIN PER METRIC TON METRIC TONS SOLD ADJUSTED GROSS MARGIN COMMERCIAL SERVICES ACQUISITION COSTS MSA FEE WAIVERS CHANGES IN UNREALIZED DERIVATIVE INSTRUMENTS CHESAPEAKE INCIDENT AND HURRICANE EVENTS DEPRECIATION AND AMORTIZATION NON-CASH UNIT COMPENSATION EXPENSE ASSET IMPAIRMENTS AND DISPOSALS GROSS MARGIN Six Months Ended June 30, Three Months Ended June 30, RECONCILJAT/ON OF GROSS MARGIN TO ADJUSTED GROSS MARGIN PER

2020 GUIDANCE

$ MILLIONS	Twelve Months Ending December 31, 2020	
	Prior 2020E Guidance[1]	Revised 2020E Guidance[2]
ESTIMATED NET INCOME	**$ 52.2 - 62.2**	**$ 33.9 - 43.9**
ADD:		
DEPRECIATION AND AMORTIZATION	65.8	75.0
INTEREST EXPENSE	40.8	45.4
INCOME TAX EXPENSE	-	0.3
NON-CASH UNIT COMPENSATION EXPENSE	8.4	8.6
ASSET IMPAIRMENTS AND DISPOSALS	3.0	3.0
CHANGES IN THE FAIR VALUE OF DERIVATIVE INSTRUMENTS	(6.8)	(6.7)
MSA FEE WAIVERS[3]	4.2	22.8
ACQUISITION AND INTEGRATION COSTS	-	6.1
COMMERCIAL SERVICES	(4.1)	(4.1)
OTHER NON-CASH EXPENSES	1.5	0.8
ESTIMATED ADJUSTED EBITDA	**$ 165.0 - 175.0**	**$ 185.0 - 195.0**
LESS:		
INTEREST EXPENSE NET OF AMORTIZATION OF DEBT ISSUANCE COSTS, DEBT PREMIUM, ORIGINAL ISSUE DISCOUNT AND IMPACT FROM INCREMENTAL BORROWINGS RELATED TO CHESAPEAKE INCIDENT AND HURRICANE EVENTS	39.1	42.6
INCOME TAX EXPENSE	-	0.3
MAINTENANCE CAPITAL EXPENDITURES	6.9	8.2
ESTIMATED DISTRIBUTABLE CASH FLOW	**$ 119.0 - 129.0**	**$ 134.0 - 144.0**

1) Additional details are available as part of our earnings release as of April 29, 2020
2) Additional details are available as part of our earnings release as of August 5, 2020
3) Includes $3.2 million of MSA Fee Waivers during the first quarter of 2020, $1.6 million of MSA Fee Waivers during the second quarter of 2020, and expected $18.0 million of MSA Fee Waivers associated with the Greenwood Acquisition

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2021 AND 2024 GUIDANCE FOR THE ACQUISITIONS The following table provides a reconciliation of the estimated adjusted months ending December 31, 2021 and 2024 (in millions): EBITDA to the estimated net income associated with the Acquisitions for the twelve lve Months Endi $ (17.7)-(13.7) $ 18.7-22.7 23.1 10.8 0.8 0.6 1.0 1.4 19.0 24.0 10.0 0.8 1.4 1.0 EXPENSE 1 $ $ 39.0-43.0 56.0-60.0 1) Includes expected $19.0 million of MSA Fee Waivers associated with the Greenwood Acquisition 33 MSA FEE WAIVERS ESTIMATED ADJUSTED EBITDA INTEGRATION COSTS ASSET IMPAIRMENTS AND DISPOSALS NON-CASH UNIT COMPENSATION EXPENSE INCOME TAX EXPENSE INTEREST DEPRECIATION AND AMORTIZATION ADD: ESTIMATED NET INCOME S lv1/LL/ONS Twe ng December 31, 2024 Twe lve Months Ending December 31, 2021

NON-GAAP FINANCIAL MEASURES RECONCILIATION This presentation contains an estimate of (i) the net income and adjusted EBITDA the Acquisitions will generate, and (ii) the incremental adjusted EBITDA our Sponsor and the Sponsor JV’s wood pellet production plants and marine terminal currently under development will generate on a run-rate basis, incremental adjusted EBITDA that our Southampton and Northampton plants will generate from Mid-Atlantic Expansions. Presentation of estimated net income and reconciliations of estimated incremental adjusted EBITDA for potential drop-downs of any wood pellet production plant or marine terminal from our Sponsor or the Sponsor JV to the closest GAAP financial measure, net income, are not provided because the estimate of net income to be generated by the potential drop-downs of such wood pellet production plants or marine terminal is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of such assets is not available at this time. In addition, a presentation of estimated net income and a reconciliation of the estimated incremental adjusted EBITDA expected to be generated by the Mid-Atlantic Expansions to the closest GAAP financial measure, net income, are not provided because estimate of net income expected to be generated by the expansions is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of the expansions and depreciation are not available at this time. Our estimates of net income and / or adjusted EBITDA for such assets and project are based on numerous assumptions are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from those estimates. For more information about such significant risks and uncertainties, please see the risk factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC. 34

Contact: Wushuang Ma +1240-482-3856 ir@envivapartners.com